EXHIBIT 31.3

Certification of Principal Executive Officer

I, Mark E. Zalatoris, certify that:

1.             I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Inland Real Estate Corporation;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 16, 2012	By:	/s/ MARK E. ZALATORIS
Name: Mark E. Zalatoris
Title: President and Chief Executive Officer